
                                   PART II. - EXHIBIT 11
                           CAVALIER HOMES, INC. AND SUBSIDIARIES
                        COMPUTATION OF NET INCOME PER COMMON SHARE


                                                             Thirteen Weeks Ended                  Thirty-nine Weeks Ended
                                                       ----------------------------------     ----------------------------------
                                                       September 25,      September 26,        September 25,     September 26,
                                                            1998              1997                 1998              1997
                                                       ---------------   ----------------     ----------------  ----------------

BASIC & DILUTED
     Net Income                                      $      5,220,000  $       3,639,000    $      13,331,000 $      14,412,000
                                                       ===============   ================     ================  ================

SHARES:


  Weighted average common shares                           20,072,336         19,869,210           20,029,432        19,813,209

      outstanding (basic)

  Dilutive effect if stock options
    were exercised                                            235,521            186,064              275,272           198,456
                                                       ---------------   ----------------     ----------------  ----------------

 Weighted average common shares
      outstanding, assuming dilution (diluted)             20,307,857         20,055,274           20,304,704        20,011,665
                                                       ===============   ================     ================  ================




  Basic net income per share                         $           0.26  $            0.18                 0.67 $            0.73
                                                       ===============   ================     ================  ================

  Diluted net income per share                       $           0.26  $            0.18                 0.66 $            0.72
                                                       ===============   ================     ================  ================